UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/11/2010

IKANOS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51532

DELAWARE	73-1721486
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

47669 Fremont Boulevard,Fremont, CA 94538
(Address of principal executive offices, including zip code)

(510) 979-0400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Pursuant to an employment offer accepted on June 11, 2010, Dennis Bencala was appointed Chief Financial Officer and Vice President of Finance of the Ikanos Communications, Inc (the "Company").

Mr. Bencala most recently served as Chief Financial Officer of the Renewal Energy Test Center from October 2009 to June 2010. From January 2000 to December 2009, Mr. Bencala served as corporate controller and then CFO of SiRF Technology Holdings, Inc., a fabless GPS semiconductor company. From September 1995 to December 1999, Mr. Bencala served as corporate controller of ScanVision Inc., a fabless image sensor design company. Mr. Bencala holds a B.S. in Accounting and Finance from San Diego State University.

The Company's prior chief financial officer, Cory Sindelar, will remain at the Company for a transition period currently expected to extend through July 2010.

On June 14, 2010, the Company issued a press release announcing the appointment of a new chief financial officer, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number                    Description

99.1                    Press release dated June 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

Date: June 14, 2010	By:	/s/ Noah D. Mesel
Noah D. Mesel
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated June 14, 2010.